Exhibit 3.2


                                 RESTATED BYLAWS

                                       OF

                              PANAMSAT CORPORATION

                                    ARTICLE I

                                  Stockholders

                  SECTION 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

                  SECTION 1.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

                  SECTION 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these Bylaws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

                  SECTION 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  SECTION 1.5. Quorum. Except as otherwise provided by law, the certificate of incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Where a separate vote by a series, class or classes is required, a majority of the outstanding shares of stock of such class or classes on any particular issue, present in person or represented by proxy, shall be necessary and sufficient to constitute a quorum for purposes of such issue. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section
1.4 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

                  SECTION 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in his absence by an Executive Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each maker upon which the stockholders will vote.

                  SECTION 1.7. Voting; Proxies. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. All other elections and questions shall, unless otherwise provided by law, the certificate of incorporation, these Bylaws or the rules or regulations of any stock exchange applicable to the Corporation, be decided by the affirmative vote of the holders of shares of stock having a majority of the votes present in person or represented by proxy and entitled to vote thereon. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot.

                  SECTION 1.8. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten (10) days before the date of such meeting; and (ii) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjured meeting.

                  SECTION 1.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

                  SECTION 1.10. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 1.9 of this ARTICLE I, or to vote in person or by proxy at any meeting of stockholders.

                  SECTION 1.11. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine: (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent otherwise determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                  SECTION 1.12. Advance Notice of Stockholder Nominations and Business.

                  (A)      Annual Meetings of Stockholders.

                           (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and complies with the notice procedures set forth in this Bylaw.

                           (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause
         (c) of paragraph (A)(l) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether the proponent intends or is part of a group which intends to solicit proxies from other stockholders in support of such proposal or nomination.

                           (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                  (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting, or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement or an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

                  (C)      General.

                           (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of
         stockholders   as  shall  have  been  brought  before
         the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the certificate of incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

                           (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                           (3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                  SECTION 1.13. Stockholder Action. Any action required or permitted to be taken by any stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

                  SECTION 1.14. Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share,
(ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
(v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

                                   ARTICLE II

                               Board of Directors

                  SECTION 2.1. Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

                  SECTION 2.2. Election; Resignation; Removal; Vacancies. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his successor is elected and qualified. The number of directors constituting the initial Board of Directors shall be ten. Subject to the rights of holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors may be modified from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies. Any director may resign at any time upon written notice to the Corporation. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

                  SECTION 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

                  SECTION 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

                  SECTION 2.5. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

                  SECTION 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                  SECTION 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  SECTION 2.8. Informal Action by Directors. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

                                   ARTICLE Ill

                                   Committees

                  SECTION 3.1. Committees. The Board of Directors shall appoint the committees provided for in these Bylaws in Sections 3.2 and 3.3 and may, by resolution passed by the Board of Directors, designate one or more additional committees, each committee to consist of one or more of the directors of the Corporation. The Board of

Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

                  Section 3.2  Compensation and Nominating Committee.

                  (a) At each annual meeting of the Board of Directors, the Board of Directors shall, by a resolution adopted by the Board of Directors, designate and appoint from its members a Compensation and Nominating Committee consisting of three or more directors, each of whom shall be a "disinterested" person.

(b) The Compensation Committee and Nominating Committee shall have the powers and responsibilities designated by the Board of Directors from time to time.

(c) Action taken by the Compensation and Nominating Committee or at a meeting duly called shall require the affirmative vote of at least a majority of its members.

                  SECTION 3.3.  Audit Committee.

                  (a) At each annual meeting of the Board of Directors, the Board of Directors shall, by a resolution adopted by the Board of Directors, designate and appoint from its members an Audit Committee and the Board shall designate the Chairman of the Committee. The Audit Committee shall be comprised of a minimum of three directors, each of whom is financially literate or becomes financially literate within a reasonable period of time after his or her appointment to the Audit Committee, and at least one member of the Audit Committee must have accounting or related financial management expertise. The Audit Committee shall be comprised solely of independent directors, except as otherwise permitted below. Directors shall be considered independent if they have no relationship to the corporation that may interfere with the exercise of their independence from management of the corporation as same may be determined in accordance with the rules of the Nasdaq or such securities exchange on which the corporation's common stock is listed. Notwithstanding the foregoing, one director who is not independent and who is not an employee or an immediate family member of an employee may be appointed to the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the corporation and its stockholders, and the Board discloses, in the next annual report to stockholders subsequent to such determination, the nature of the relationship and the reasons for that determination..

                  (b) The Audit Committee shall have the powers and responsibilities as designated by the Board of Directors from time to time, and those responsibilities shall be set forth in a Statement Of The Duties, Responsibilities And Activities Of The Committee which statement shall represent the charter of the Committee.

                  SECTION 3.4. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to ARTICLE 11 of these Bylaws.

                                   ARTICLE IV

                                    Officers

                  SECTION 4.1. Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board from among its members. The Board of Directors may also choose a Chief Operating Officer, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

                  SECTION 4.2. Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

                  SECTION 4.3. Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors. He shall preside at each meeting of the Board of Directors or the stockholders. Unless the Chairman also holds another office described in these Bylaws, he shall be a non-executive officer of the Corporation.

                  SECTION 4.4. The President. The President shall be the chief executive officer of the Corporation. He shall, in the absence of the Chairman of the Board, preside at each meeting of the Board of Directors or the stockholders. The President shall be responsible for the general supervision and control of the business and affairs of the Corporation, subject to the direction of the Board of Directors. The President may sign or countersign certificates, contracts, agreements and other documents and instruments in the name and on behalf of the Corporation, unless and except to the extent that any document or instrument is required by law or by the Board of Directors to be signed or countersigned by another officer of the Corporation. The President may appoint additional officers that are not executive officers described in these Bylaws (unless such appointments are approved by the Board of Directors), and such additional officers shall serve the Corporation at the discretion of the President. The President shall perform all duties incident to the office of the President, and such other duties as may from time to time be assigned to him by the Board of Directors.

                  SECTION 4.5. Chief Operating Officer. The Chief Operating Officer shall report to the President and shall be responsible for day-to-day management of the sales, operations and strategic activities of the Corporation and such other duties as may from time to time be assigned to him by the President or the Board of Directors. At the request of the President, or in his absence or in the event of his inability or refusal to act, the Chief Operating Officer shall perform the duties of the President, and when so acting, shall have the powers of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

                  SECTION 4.6. Executive Vice President. Each Executive Vice President shall perform all such duties as from time to time may be assigned to him by the Board of

Directors or the President. At the request of the President or the Chief Operating Officer or in his absence or in the event of his inability or refusal to act, the Executive Vice President, or if there shall be more than one, the Executive Vice Presidents in the order determined by the Board of Directors (or if there be no such determination, then the Executive Vice Presidents in the order of their appointment), shall perform the duties of the Chief Operating Officer, and when so acting, shall have the powers of and be subject to the restrictions placed upon the Chief Operating Officer in respect of the performance of such duties.

                  SECTION 4.7. Senior Vice President. Each Senior Vice President shall perform all such duties as from time to time may be assigned to him by the Board of Directors or the President. There shall be no duties that are incident to the office of the Senior Vice President, other than those which are specifically assigned by the Board of Directors or the President. A Senior Vice President may not sign or countersign certificates, contracts, agreements and other documents and instruments in the name and on behalf of the Corporation, unless and except to the extent that the Board of Directors or President assigns such responsibility to such officer.

                   SECTION 4.8. Chief Financial Officer. The Chief Financial Officer shall be responsible for the financial affairs of the Corporation and shall be the chief accounting officer for public securities purposes. If the Chief Financial Officer is not also the Treasurer of the Corporation, he shall be responsible for the supervision of the Treasurer. He shall perform all duties incident to the office of Chief Financial Officer, and such other duties as may from time to time be assigned to him by the Board of Directors.

                  SECTION 4.9. Vice President. Each Vice President shall perform all such duties as from time to time may be assigned to him by the Board of Directors or the President. There shall be not duties that are incident to the office of the Vice President, other than those which are specifically assigned by the Board of Directors or the President. A Vice President may not sign or countersign certificates, contracts, agreements and other documents and instruments in the name and on behalf of the Corporation, unless and except to the extent that the Board of Directors or President assigns such responsibility to such officer.

                  SECTION 4.10.  Treasurer.  The Treasurer shall:

                  (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

                  (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

                  (c) deposit all moneys and other valuables to the credit of the Corporation in such depositaries as may be designated by the Board of Directors or pursuant to its direction;

                  (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

                  (e) disburse the funds of the Corporation and supervise the investments of its funds;

                  (f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

                  (g) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

                  In the event that any officer of the Corporation other than the Treasurer shall be designated as the Corporation's chief financial officer, the Treasurer shall share the foregoing powers and duties with such chief financial officer, and all references in these Bylaws to the Treasurer shall be deemed to include such chief financial officer of the Corporation.

                  SECTION 4.11.  Secretary.  The Secretary shall:

                  (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

                  (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

                  (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

                  (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

                  (e) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

                  SECTION 4.12. Assistant Secretaries. During the absence or disability of the Secretary, the Assistant Secretary shall have and may exercise all of the powers and shall discharge all of the duties of the Secretary. Each Assistant Secretary shall also perform all such other duties as are incident to his office or are properly requested by the President, the Secretary or the Board of Directors.

                  SECTION 4.13. Assistant Treasurers. During the absence or disability of the Treasurer, the Assistant Treasurer shall have and may exercise all of the powers and shall discharge all of the duties of the Treasurer. Each Assistant Treasurer shall also perform all such other duties as are incident to his office or are properly requested by the President, the Treasurer or the Board of Directors.

                  SECTION 4.14. Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors may from time to time delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him, for or without cause.

                                    ARTICLE V

                                      Stock

                  SECTION 5.1. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or the President or an Executive Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                  SECTION 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VI

                                  Miscellaneous

                  SECTION 6.1. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

                  SECTION 6.2. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

                  SECTION 6.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

                  SECTION 6.4. Manner of Notice. Except as otherwise provided herein, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice to directors may be given by telegram, telecopier, telephone or other means of electronic transmission.

                  SECTION 6.5. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committeve in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                  SECTION 6.6. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

                  SECTION 6.7. Amendment of Bylaws. These Bylaws may be altered or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any Bylaws whether adopted by them or otherwise.